EXHIBIT 99.1
NEWS RELEASE DATED MAY 13, 2008

NEWS RELEASE

NetSol Technologies Reports Third Quarter
Fiscal Year 2008 Financial Results

Revenues Increased 19% Year-Over-Year to $9.1 million; Gross Margin Improved to 56%

Net Income Increased to $2.3 Million or $0.09 Per Diluted Share; EBITDA Increased to $3.2 Million

CALABASAS, CA - May 13, 2008 -- NetSol Technologies Inc. (“NetSol”) (NasdaqCM: NTWK), a worldwide provider of global business services and enterprise application solutions, today announced financial results for the third quarter of fiscal year 2008, ending March 31, 2008.

Third Quarter Fiscal Year 2008 Consolidated Financial Highlights

•	Revenues increased 19% to $9.1 million

-	Services increased 23% to $4.6 million

-	License fees increased 17% to $3.0 million

-	Maintenance fees increased 11% to $1.5 million

•	Gross margin increased to 56% compared to 48% in the same period a year ago

•	Operating income increased 245% year-over-year to $1.8 million

•	GAAP net income increased to $2.3 million, or $0.09 per diluted share, versus a loss of $229,000, or a loss of ($0.01) per diluted share, in the same period a year ago

•	EBITDA totaled $3.2 million, or $0.13 per diluted share, versus EBITDA of $676,000, or $0.04 per diluted share, in the same period a year ago

•	Company reiterated guidance for fiscal year 2008: Annual revenue growth between 25% to 30% and diluted earnings per share between $0.28 and $0.32

Najeeb Ghauri, chairman and chief executive officer, commented, “Our third quarter results provide an excellent start to the second half of fiscal 2008, which is historically NetSol’s stronger half-year period. With double-digit year-over-year growth in services, licenses, and maintenance fees translating into a significant rise in profitability, we remain on track to achieve our full year top and bottom line financial objectives. Complementing our significant financial progress, we recently launched our new BestShoring™ strategic initiative that represents our best practices approach to delivering our customers the BestSolution™. Unlike traditional outsourcing offshore vendors, BestShoring™ reflects our ability to draw upon NetSol’s global delivery infrastructure, expertise, and workforce to construct the best possible solution at the best possible price.

“Additionally, during the quarter we made key strategic investments in our North American operations to strengthen and expand our presence in the region, a critical market for NetSol’s future growth. To support this effort we made several key North American management appointments, including Greg Brinton as head of sales and Morgan Rees as senior vice president of marketing, working under the leadership of Mitch Van Wye, our chief operating officer in the region. We see these additions to NetSol’s management, as well as our investments in infrastructure, as critical to supporting our long-term growth throughout the Americas, as well as supporting our new globally-focused BestShoring™ customer solutions. We are offering BestShoring™ enterprise solutions and global business services to both new clients in various vertical markets and our 35 plus existing clients in North America.

“As a global enterprise, it is NetSol’s goal to progress with our operational objectives for each division while sustaining profitability and delivering excellent financial results. NetSol’s double-digit revenue growth and strong net income performance reflect broad-based success towards our objectives of improving margins, effectively leveraging our worldwide infrastructure, and improving operating efficiencies while expanding each of our division’s revenue streams,” concluded Mr. Ghauri.

NetSol reported consolidated revenues of $9.1 million for the third quarter of fiscal year 2008, a 19% increase compared to the $7.6 million in revenues reported for the same period a year ago. Consolidated gross profit for the third quarter was approximately $5.1 million, or 56% of revenues.

GAAP (Generally Accepted Accounting Principles) net income for the third quarter of fiscal year 2008 was approximately $2.3 million, or $0.09 per diluted share, which compares to GAAP net loss of $229,000, or a loss of $0.01 per diluted share, in the same period of fiscal year 2007. NetSol reported EBITDA of $3.2 million, or $0.13 per diluted share, for the third quarter of fiscal year 2008 compared to EBITDA of $0.7 million, or $0.04 per diluted share, in the same period a year ago.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company uses EBITDA as a measure of the Company's operating trends. Investors are cautioned that EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly-titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the financial table heading "Reconciliation to GAAP."

NetSol ended the third quarter of fiscal year 2008 with approximately $4.8 million dollars in cash and cash equivalents.

Fiscal Third Quarter 2008 Business Highlights

•	Ranked in Software Magazine's Software 500 list of the world's largest software and service providers, joining the Software 500 list for the first time this year with a rank of 340 worldwide.

•
Had NetSol’s Lahore-based IT development campus, "NetSol Village", achieve ISO 27001 certification from the International Organization for Standardization (ISO), the world's largest developer and publisher of International Standards.

•	Secured a contract valued at approximately $1.5 million with one of the largest leasing companies in the Middle East.

•	Sold a new LeaseSoft license in China to a major European auto manufacturer, maintaining robust momentum in the Chinese market.

•	Awarded a contract for the implementation of a Land Record Management Information System (LRMIS) for the Islamabad Capital Territory, Pakistan, the second LRMIS project NetSol has been awarded.

•	Launched the new LeasePak "Asset Focus Module," giving vehicle finance and commercial equipment finance product managers a robust means for tracking the revenue performance of financed assets.

•	Successfully implemented the LeaseSoft product suite for Dongfeng-Nissan Automotive Finance (DNAF) China.

•	Had Venture Finance, a subsidiary of ABN Amro, go live with LeaseSoft for its Block Discounting portfolio.

First Nine Months of Fiscal Year 2008 Consolidated Financial Highlights

•	Revenues for the first nine months increased 26% to $26.1 million

-	Service fees increased 40% to $13.8 million

-	License fees increased 13% to $7.8 million

-	Maintenance fees increased nearly 14% to $4.6 million

•	Gross margin improved to 58%, compared to 50% for the same nine months period a year ago

NetSol reported consolidated revenues of $26.1 million for the first nine months of fiscal year 2008, a 26% increase compared to the $20.7 million in revenues reported for the same period in fiscal year 2007. Consolidated gross profit for the first nine months was $15.1 million, or 58% of revenues.

GAAP net income for the first nine months of fiscal year 2008 was approximately $5.2 million, or $0.21 per diluted share, compared to a net loss of $6.2 million, or $0.35 per diluted share, in the same period of fiscal year 2007. EBITDA increased to $8.0 million, or $0.33 per diluted share, as compared to an EBITDA loss of $3.4 million, or ($0.18) per diluted share, in the same period a year ago.

Conference Call & Webcast Information
NetSol will host a conference call at 11:00 a.m. ET (8:00 a.m. PT) to review the results. Najeeb Ghauri, chairman and chief executive officer, and Tina Gilger, chief financial officer, will host the call, which will be webcast live. The webcast and a supporting slide presentation will be made available online at http://www.netsoltek.com/investors/investor_relations.htm. Telephone access to the conference call is available in North America by dialing +1 (877) 407-0782 or internationally by dialing +1 (201) 689-8567.

An audio replay of the conference call will be available approximately one hour following the conclusion of the call and will be available for 30 days. To access the replay in North America dial +1 (877) 660-6853, or when calling internationally dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 283654. An archived replay of the conference webcast will also be available on the NetSol Technologies web site at http://www.netsoltek.com/investors/investor_relations.htm.

About NetSol Technologies
NetSol Technologies (NasdaqCM: NTWK) is a worldwide provider of global business services and enterprise application solutions. NetSol uses its BestShoring™ practices and highly-experienced resources in analysis, development, quality assurance, and implementation to deliver high-quality, cost-effective solutions. Organized into specialized practices, these product and services offerings include portfolio management systems for the financial services industry, consulting, custom development, systems integration, and technical services for the global Healthcare, Insurance, Real Estate and Technology markets. NetSol's commitment to quality is demonstrated by its achievement of the ISO 9001, ISO 279001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol Technologies' clients include Fortune 50 manufacturers, global automakers, financial institutions, technology providers, and governmental agencies. Headquartered in Calabasas, California, NetSol Technologies has operations and offices in London, San Francisco, Sydney, Beijing, Bangkok and Lahore. To join the NetSol Technologies Inc. email distribution list please visit: http://www.b2i.us/irpass.asp?BzID=897&to=ea&s=0.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

# # #

Contacts:

NetSol Technologies, Inc.	Investor Relations
Tina Gilger	Christopher Chu
Chief Financial Officer	Grayling Global
Tel: +1 818-222-9195, x112	Tel: +1-646-284-9426
Email: cchu@hfgcg.comcchu@hfgcg.com

Financial Tables Follow

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2008	2007	2008	2007
Net Revenues:
Licence fees	$2,998,867	$2,554,289	$7,769,226	$6,851,496
Maintenance fees	1,482,654	1,335,893	4,556,450	3,990,096
Services	4,585,292	3,725,784	13,800,844	9,864,055
Total revenues	9,066,813	7,615,966	26,126,520	20,705,647
Cost of revenues
Salaries and consultants	2,620,722	2,234,809	7,342,743	6,608,606
Travel	394,841	447,288	972,998	1,195,315
Repairs and maintenance	99,262	133,961	332,448	313,514
Insurance	30,005	51,294	153,760	153,595
Depreciation and amortization	316,652	279,405	847,288	693,703
Other	522,013	790,927	1,341,513	1,479,478
Total cost of sales	3,983,495	3,937,684	10,990,750	10,444,211
Gross profit	5,083,318	3,678,282	15,135,770	10,261,436
Operating expenses:
Selling and marketing	898,686	825,586	2,817,908	2,105,920
Depreciation and amortization	477,630	483,801	1,422,181	1,389,704
Bad debt expense	-	(231)	3,277	117,267
Salaries and wages	1,034,784	915,481	2,758,434	2,914,707
Professional services, including non-cash compensation	114,436	254,359	413,437	774,203
General and adminstrative	792,499	687,881	2,287,693	2,202,182
Total operating expenses	3,318,035	3,166,877	9,702,930	9,503,983
Income from operations	1,765,283	511,405	5,432,840	757,453
Other income and (expenses):
Gain (loss) on sale of assets	(891)	(6,729)	(33,044)	(19,067)
Beneficial conversion feature	-	-	-	(2,208,334)
Amortization of debt discount and capitalized cost of debt	-	-	-	(2,803,691)
Liquidation damages	-	(47,057)	-	(180,890)
Fair market value of warrants issued	-	(33,987)	-	(33,987)
Interest expense	(121,651)	(83,819)	(544,597)	(543,342)
Interest income	84,363	46,867	159,801	265,916
Gain on sale of subsidiary shares	1,240,808	-	1,240,808	-
Other income and (expenses)	447,889	10,081	709,113	88,935
Total other income (expenses)	1,650,518	(114,644)	1,532,081	(5,434,460)
Net income (loss) before minority interest in subsidiary	3,415,801	396,761	6,964,921	(4,677,007)
Minority interest in subsidiary	(1,098,703)	(568,237)	(1,756,509)	(1,374,081)
Income taxes	(15,314)	(57,655)	(46,272)	(126,620)
Net income (loss)	2,301,784	(229,131)	5,162,140	(6,177,708)
Dividend required for preferred stockholders	(33,508)	(94,088)	(145,033)	(159,686)
Subsidiary dividend (minority holders portion)	-	-	(817,173)	-
Bonus stock distribution (minority holders portion)	-	-	(545,359)	-
Net income (loss) applicable to common shareholders	2,268,276	(323,219)	3,654,575	(6,337,394)
Other comprehensive gain:
Translation adjustment	(910,838)	81,564	(1,401,831)	203,343
Comprehensive income (loss)	$1,357,438	$(241,655)	$2,252,744	$(6,134,051)
Net income (loss) per share:
Basic	$0.09	$(0.02)	$0.21	$(0.36)
Diluted	$0.09	$(0.01)	$0.21	$(0.35)
Weighted average number of shares outstanding
Basic	25,205,995	18,311,290	23,686,204	17,680,115
Diluted	25,665,924	18,311,290	24,146,133	17,680,115

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - AS OF MARCH 31, 2008
(UNAUDITED)

ASSETS
Current assets:
Cash and cash equivalents	$4,848,513
Accounts receivable, net of allowance for doubtful accounts of $168,443	10,227,903
Revenues in excess of billings	12,006,231
Other current assets	2,933,047
Total current assets		30,015,694
Property and equipment, net of accumulated depreciation		8,153,405
Other assets, long-term		800,435
Intangibles:
Product licenses, renewals, enhancements, copyrights,
trademarks, and tradenames, net	9,137,381
Customer lists, net	1,906,422
Goodwill	7,786,032
Total intangibles		18,829,835
Total assets		$57,799,369

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,323,046
Current portion of loans and obligations under capitalized leases	605,551
Other payables - acquisitions	83,399
Unearned revenues	3,616,555
Due to officers	184,173
Dividend to preferred stockholders payable	33,508
Loans payable, bank	1,977,689
Total current liabilities		9,823,921
Obligations under capitalized leases, less current maturities		270,927
Long term loans; less current maturities		552,166
Total liabilities		10,647,014
Minority interest		5,834,732
Commitments and contingencies

Stockholders' equity:
Preferred stock, 5,000,000 shares authorized;
1,920 issued and outstanding	1,920,000
Common stock, $.001 par value; 45,000,000 shares authorized;
25,247,568 issued and outstanding	25,248
Additional paid-in-capital	75,299,379
Treasury stock	(35,681)
Accumulated deficit	(33,477,767)
Stock subscription receivable	(600,907)
Common stock to be issued	64,612
Other comprehensive loss	(1,877,261)
Total stockholders' equity		41,317,623
Total liabilities and stockholders' equity		$57,799,369

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months
	Ended March 31,
	2008	2007
Cash flows from operating activities:
Net income (loss) applicable to common shareholders	$5,162,140	$(6,177,708)
Adjustments to reconcile net income (loss) applicable to common shareholders to net cash provided by (used in) operating activities:
Depreciation and amortization	2,269,469	2,083,407
Bad debt expense	3,277	117,267
Loss on sale of assets	33,044	19,067
Gain on sale of subsidiary shares in Pakistan	(1,240,808)	-
Minority interest in subsidiary	1,756,509	1,374,081
Stock issued for services	48,163	88,099
Stock issued for convertible note payable interest	-	311,868
Fair market value of warrants and stock options granted	24,320	33,987
Beneficial conversion feature	-	2,208,334
Amortization of debt discount and capitalized cost of debt	-	2,803,691
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	(2,087,736)	(1,913,135)
Increase in other current assets	(4,885,181)	(2,793,410)
(Decrease)/increase in accounts payable and accrued expenses	(510,968)	1,716,251
Net cash provided by (used in) operating activities	572,229	(128,201)
Cash flows from investing activities:
Purchases of property and equipment	(1,985,651)	(1,282,427)
Sales of property and equipment	120,436	208,419
Net proceeds of certificates of deposit	-	1,737,481
Payment for acquisition	(879,007)	(4,027,753)
Increase in intangible assets	(2,219,673)	(2,001,502)
Net cash used in investing activities	(4,963,895)	(5,365,782)
Cash flows from financing activities:
Proceeds from sale of common stock	1,500,000	30,093
Proceeds from the exercise of stock options	2,800,917	704,250
Proceeds from sale of subsidiary stock	1,765,615	-
Finance costs incurred for sale of common stock	(10,000)	-
Purchase of treasury stock	(25,486)	-
Reduction in restricted cash	-	4,533,555
Proceeds from loans from officers	-	165,000
Proceeds from bank loans	3,862,759	-
Payments on bank loans	(1,245,846)	-
Capital lease obligations & loans (net)	(3,462,334)	874,128
Net cash provided by financing activities	5,185,625	6,307,026
Effect of exchange rate changes in cash	44,390	76,159
Net increase in cash and cash equivalents	838,349	889,202
Cash and cash equivalents, beginning of period	4,010,164	2,493,768
Cash and cash equivalents, end of period	$4,848,513	$3,382,970

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION TO GAAP
(UNAUDITED)

	Three Months	Nine Months
	Ended	Ended
	March 31, 2008	March 31, 2008

Net income per GAAP (applicable to common shareholders)	$2,301,785	$5,162,140
Income taxes	15,314	46,272
Depreciaiton and amortization	794,282	2,285,985
Interest expense	121,651	544,597
EBITDA income	$3,233,032	$8,038,994

Weighted average number of shares outstanding
Basic	25,205,995	23,686,204
Diluted	25,665,924	24,146,133

Basic EBITDA EPS	$0.13	$0.34
Diluted DBITDA EPS	$0.13	$0.33